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Exhibit 5.1

December 4, 2014

IGATE Corporation

100 Somerset Corporate Blvd.

Bridgewater, NJ 08807

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by IGATE Corporation, a Pennsylvania corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (1) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (2) one or more classes or one or more series of stock within any class of the Company’s preferred stock, without par value (the “Preferred Stock”); (3) debt securities of the Company (the “Debt Securities”); (4) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities or any combination of the foregoing (the “Warrants”); (5) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Rights (as defined below) or any combination of the foregoing (“Units”); and (6) subscription rights to one or more shares of Common Stock, shares of Preferred Stock, Debt Securities or any combination of the foregoing (“Rights”) (collectively, the “Securities”). The Securities may be offered and sold from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective. The Prospectus, as may be supplemented by prospectus supplements to the Prospectus, will also provide for the resale of up to 23,384,095 shares of Common Stock (the “Selling Shareholder Shares”) that were issued prior to the filing of the Registration Statement and that may be sold from time to time by certain shareholders of the Company identified therein as selling shareholders.

You have requested that we render the opinions set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Securities Act.

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IGATE Corporation

We have examined (1) the Registration Statement, (2) the exhibits to the Registration Statement, (3) the Company’s Third Amended and Restated Articles of Incorporation (the “Certificate”) and Amended and Restated Bylaws (the “Bylaws”), as in effect on the date hereof, (4) certain resolutions of the Board of Directors of the Company and (5) such other documents, corporate records, and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Securities and Selling Shareholder Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania, including statutory provisions and all applicable provisions of the Pennsylvania Constitution and reported judicial decisions interpreting such laws of the Commonwealth of Pennsylvania and the laws of the State of New York (solely with respect to our opinion in paragraphs 3, 4, 5 and 6 below), as applicable, in each case without regard to conflict or choice of law principles and as applied by courts located in the particular jurisdiction, and the federal laws of the United States of America.

For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Securities and Selling Shareholder Shares that may be issued from time to time, as well as any agreements entered into in connection therewith, will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Certificate, the Bylaws and applicable Pennsylvania law, in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

In expressing the opinions set forth below, we have further assumed that: (1) prior to any issuance of Preferred Stock, Warrants, Units or Rights that contain Preferred Stock, such Preferred Stock shall be classified in accordance with the Certificate and applicable Pennsylvania law and an appropriate designation shall be duly filed for recordation with the Secretary of the Commonwealth of Pennsylvania; (2) the indenture (“Indenture”) by and between the Company and a trustee to be named (“Trustee”) pursuant to which Debt Securities or the portion of Units or Rights that contain Debt Securities are to be issued and sold will have been duly authorized, executed and delivered by the parties thereto; and (3) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be in compliance, generally and with respect to acting as a trustee, with the Indenture and all applicable laws and regulations.

IGATE Corporation

In expressing the opinions set forth below, we have further assumed that (i) the Warrants or the portion of Units that contain Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) and (ii) the Rights or the portion of Units that contain Rights will be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”). To the extent that the obligations of the Company under each Warrant Agreement or Subscription Rights Agreement may be dependent upon such matters, we have assumed for purposes of this opinion: (1) that any counterparty to the Warrant Agreement or the Subscription Rights Agreement, as applicable (each a “Counterparty”), to the extent not a natural person, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (2) that any Counterparty will be duly qualified to engage in the activities contemplated by the Warrant Agreement or Subscription Rights Agreement, as applicable; (3) that the terms of the Warrants or Rights and of their issuance will be consistent with the Warrant Agreement or Subscription Rights Agreement, as applicable; (4) that the Warrant Agreement or Subscription Rights Agreement, as applicable, will be duly authorized, executed and delivered by the Counterparty and will constitute the legal, valid and binding obligation of the Counterparty enforceable against the Counterparty in accordance with its terms; and (5) that the Counterparty will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement or Subscription Rights Agreement, as applicable.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.        Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Stock and the due execution, countersignature and delivery of certificates evidencing such Common Stock and assuming that at the time of any offering or sale of such Common Stock, the Company shall have such number of shares of Common Stock as are included in such offering or sale authorized and available for issuance, the Common Stock will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

2.        Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Stock, and upon the classification of such Preferred Stock in accordance with applicable law and the filing of appropriate designations with the Secretary of the Commonwealth of Pennsylvania and the due execution, countersignature and delivery of certificates evidencing the Preferred Stock, and assuming that at the time of any offering or sale of such Preferred Stock, the Company shall have such number of shares of Preferred Stock as are included in such offering or sale authorized and available for issuance, the Preferred Stock will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

IGATE Corporation

3.        Upon completion of all Authorizing Proceedings relating to the Securities that are Debt Securities, and upon the due execution and delivery of the Debt Securities pursuant to an Indenture, and assuming that at the time of any offering or sale of Debt Securities that are exchangeable or convertible into other Securities, such other Securities and any additional Securities underlying such Securities are authorized and available for issuance, the Debt Securities will be duly authorized, and, when and if delivered against payment therefore in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.        Upon completion of all Authorizing Proceedings relating to the Securities that are Warrants and the due execution, authentication and delivery of documents representing such Warrants and any related Warrant Agreements, and assuming that at the time of any offering or sale of such Warrants, the Company shall have such number of shares of Common Stock, shares of Preferred Stock , Debt Securities or other securities and/or any combination of the foregoing as are issuable upon exercise of such Warrants authorized and available for issuance, the Warrants will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.        Upon completion of all Authorizing Proceedings relating to the Securities that are Units and the due execution, authentication and delivery of documents representing such Units and any other documents related to such Units, and assuming that at the time of any offering or sale of such Units, the Company shall have such number of Securities authorized and available for issuance that are components of such Units or are issuable upon exercise, exchange or conversion of any components of such Units, the Units will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.        Upon completion of all Authorizing Proceedings relating to Securities that are Rights and the due execution, authentication and delivery of documents representing such

IGATE Corporation

Rights and any other documents related to such Rights, and assuming that at the time of any offering or sale of such Rights, the Company shall have such number of shares of Common Stock, shares of Preferred Stock, Debt Securities or any combination of the foregoing authorized and available for issuance that are components of such Rights or are issuable upon exercise, exchange, subscription or conversion of any components of such Rights, the Rights will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)

7.        The Selling Shareholder Shares are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities and the Selling Shareholder Shares while the Registration Statement is in effect. An additional legal opinion shall be issued and filed with the Commission upon the issuance of the Securities in accordance with the terms of the Registration Statement.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement, the related Prospectus and any prospectus supplement included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

As counsel to the Company, we have furnished this opinion in connection with the filing of the Registration Statement.

Very truly yours,

/s/ Pepper Hamilton LLP